Exhibit 10.78

March 24, 2009

William Houghton, M.D.

Dear Bill,

Anesiva, Inc. (the “Company”) is pleased to offer you an amendment to your employment terms, as set forth in the offer letter between you and the Company, dated July 9, 2008 (the “Offer Letter” attached hereto as Exhibit A). The employment terms set forth in this Amendment are effective as of April 1, 2009 (the “Amendment Date”) unless stated otherwise. Unless this Amendment specifically states that it supersedes an employment term in the Offer Letter, the employment terms of the Offer Letter shall remain binding and in full force and effect.

1. Relocation Benefits. In order to assist you with your relocation, the Company will do the following:

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Pay you $4,000 per month ($2,000 semi-monthly) to rent temporary housing in the San Francisco Bay Area for one year from your Employment Commencement Date (“Housing Allowance”). Upon a Change of Control, as defined in the Company’s Amended and Restated Executive Change in Control and Severance Benefit Plan dated January 20, 2009, or involuntary termination, the payments for the remaining months of the one (1) year term will be accelerated. The Housing Allowance payments will be paid in accordance with the Company’s standard payroll schedule and will be subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law.

•

Reimburse you or pay on your behalf up to $5,000 for reasonable hotel, airfare, and rental car expenses for three (3) months after April 1, 2009 for travel for you and your wife between Texas and the San Francisco Bay Area consistent with the Company’s travel policy or otherwise pre-approved by the Company (“Travel Expenses”).

2. Employment Relationship. Your employment with the Company is and continues to be “at will,” as described in paragraph 12 of the Offer Letter

3. Supersedes. This Amendment supersedes and replaces any prior agreements, representations or understandings, whether written, oral or implied, between you and the Company regarding the employment terms described in this Amendment, provided that unless specifically superseded, the original employment terms of the Offer Letter remain in full force and effect.

Very truly yours,

ANESIVA, INC.

By:	/s/ John Tran
John Tran
VP, Finance & Chief Accounting Officer

I have read, and accept and agree to, this letter agreement:

/s/ William Houghton
Signature of William Houghton, M.D.

Dated: 03/24/2009

cc: Michael Kranda